SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2008

Peet's Coffee & Tea, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington	0-32233	91-0863396
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

1400 Park Avenue
Emeryville, California 94608-3520
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (510) 594-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

On October 28, 2008, Peet's Coffee & Tea, Inc. (the "Company") announced via press release its financial results for the quarter ended September 28, 2008.

The press release is attached as Exhibit 99.1. The press release is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the liabilities of that section. The information in Items 2.02 and 9.01 of this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 8.01 Other Events.

On October 27, 2008, the Board of Directors of Peet's Coffee & Tea, Inc. authorized the Company to purchase up to one million shares of the Company’s common stock. The purchases will be made from time to time on the open market at prevailing market prices or in negotiated transactions off the market. This authorization is in addition to share repurchases of up to one million shares of the Company’s common stock previously authorized by the Board of Directors on September 6, 2006.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Exhibits.

(c)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 28, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Peet's Coffee & Tea, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peet's Coffee & Tea, Inc.

Dated: October 28, 2008	By:	/s/ Thomas Cawley
Thomas Cawley
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated October 28, 2008